UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2021
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.
Purchase of LINICO Preferred Stock
On February 15, 2021, Comstock Mining Inc. (the “Company”), Aqua Metals Inc., a Delaware corporation (“AQMS”) and LINICO Corporation, a Nevada corporation (“LiNiCo”) entered into a Series A Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”).
Pursuant to the Stock Purchase Agreement, and subject to the satisfaction or waiver of specified conditions, the Company will make an initial purchase 6,250 shares of LINICO Series A Convertible Preferred Stock (“Series A Preferred”) in exchange for 3,000,000 shares of Company restricted common stock (“Stock Consideration”) and $4,500,000 in cash payments (“Cash Consideration” and together with the Stock Consideration, the “Consideration”). The Cash Consideration will be paid in a series of payments between February 26, 2021 and September 30, 2021. AQMS will purchase 1,500 shares of Series A Preferred in exchange for 375,000 shares of AQMS. The Series A Preferred shares will have a conversion price of $1.25 per share.
The Stock Purchase Agreement provides that LiNiCo will use the proceeds to fund (i) technology-based lithium-ion battery recycling and cathode production equipment, (ii) an industrial facility lease-purchase, (iii) startup costs and general working capital; (iv) a $1,000,000 investment in Green Li-ion Pte. Ltd. and (v) the repurchase of common stock with a value equal to $500,000.
After the initial purchase of Series A Preferred, the Company and AQMS will own 45.45% and 10.91%, respectively, of LiNiCo on a fully diluted basis.
Warrants
Pursuant to the Stock Purchase Agreement, the Company and AQMS entered into warrant agreements wherein the Company has the right to purchase 2,500 shares of Series A Preferred for a total exercise amount of $2,500,000 and AQMS has the right to purchase 500 shares of Series A Preferred for a total exercise amount of $500,000. The consideration for the exercise of the warrants is subject to the following:
•The value of the Consideration between $6,250,000 and $8,750,000 will be applied to the Company’s exercise amount (such value is to be determined by combining the Cash Consideration with the net proceeds of the Stock Consideration (which cannot be sold until after August 15, 2021)).
•The value of the AQMS shares in excess of $1,500,000 will be applied to AQMS’s exercise amount.
The Series A Preferred received by the Company pursuant to the exercise of the warrant may be converted into common stock at conversion price of (i) $1.25, if exercised on or before February 15, 2022 or (ii) $2.00, if exercised after February 15, 2022.
Assuming the exercise of the warrants, the Company and AQMS will own 52.27% and 11.94%, respectively, of LiNiCo on a fully diluted basis.
Obligations
In the event that the cash proceeds from the Consideration is less than $6,250,000, the Company is obligated to provide LiNiCo with additional shares or cash to make up the shortfall. However, if cash proceeds from the Consideration exceed $10,750,000, the excess must be returned to the Company (the $4,500,000 differential is automatically applied to exercise of the warrant ($2,500,000) and the additional deposit pursuant to the Lease Agreement ($2,000,000)). Similarly, if the cash proceeds from the sale of

75% of the AQMS shares is less than $1,500,000, AQMS is obligated to provide LINICO with additional cash to make up the shortfall. LiNiCo is obligated to hold the remaining 25% of AQMS shares for at least six months after the date of the Stock Purchase Agreement. After such date, the gross proceeds in excess of $2,000,000 from the sale of all the AQMS shares must be returned to the AQMS (the $500,000 differential is automatically applied to the exercise of the AQMS warrants).
Additional Lease Deposit
The Lease Agreement requires LiNiCo to make an additional deposit (to be credited towards the purchase price of the facility) by November 1, 2022 in an amount equal to $2,000,000. The Stock Purchase Agreement grants the Company the option to fund such deposit with additional Company shares (in no event will the shares issued to LiNiCo pursuant to the Stock Purchase Agreement exceed 19.9% of the total issued and outstanding common shares of the Company as of February 15, 2021). In the event such option is exercised, the Company projects that the Company and AQMS will own approximately 64.02% and 10.66%, respectively, of LiNiCo on a fully diluted basis.
LiNiCo Lease Agreement
LiNiCo and Aqua Metal Reno Inc. (the “Landlord”) entered into that certain Industrial Lease, for the land, buildings and related improvements located at 2500 Peru Drive, McCarran, Nevada 89343, on February 15, 2021 (the “Lease Agreement”). The Lease Agreement is for a two-year term and commences on April 1, 2021. The per month rental cost escalates as follows:
•Months 1-12 – $68,000
•Months 13-18 – $81,600
•Months 19-24 – $100,640
LiNiCo will use a portion of the Consideration to pay the initial $1,250,000 nonrefundable deposit (the “Deposit”) that is due on or before October 15, 2021. The Deposit will be applied to the purchase price if the Purchase Option (as defined below) is exercised.
Pursuant to the Lease Agreement, LiNiCo has the right to purchase the premises for (i) $14,250,000, if the purchase is made on or prior to October 1, 2022 or (ii) $15,250,000, if the purchase is made after October 1, 2022 (“Purchase Option”). The Lease Agreement also grants the Company the right to consummate the Purchase Option if LiNiCo and the Landlord agree that LiNiCo will not exercise the Purchase Option.
On February 17, 2021, the Company issued a press release announcing the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
d) Exhibits.

10.1	Stock Purchase Agreement
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.
Date: February 17, 2021	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer